Form N-SAR
Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
333-106142, 811-21371


Amended and Restated Trust Instrument dated May 9, 2003 is incorporated herein by reference to Exhibit 1(b) to Janus Adviser's registration statement on Form N-1A, filed on June 16, 2003, accession number 0000950134-03-009198 (File No. 333-106142). Since the filing thereof, the Trust Instrument was signed by Thomas
H. Bailey, Thomas I. Florence, Arthur F. Lerner, Dennis B. Mullen, James T. Rothe, Heinrich Schlegel, Maureen T. Upton and Mark B. Whiston.

Certificate of Amendment Redesignating Series dated August 5, 2003 is incorporated herein by reference to Exhibit 1(c) to Pre-Effective Amendment No. 1 to Janus Adviser's registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000699 (File No. 333-106142).

Certificate of Amendment dated October 13, 2003 to Janus Adviser's Amended and Restated Trust Instrument dated May 9, 2003 is filed herein as Exhibit 99.77Q1(a).1.

Certificate of Amendment dated December 18, 2003 to Janus Adviser's Amended and Restated Trust Instrument dated May 9, 2003 is filed herein as Exhibit 99.77Q1(a).2.